UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2014

PHARMACYCLICS, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	000-26658	94-3148201
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 17, 2014, Pharmacyclics, Inc. (the “Company”) earned an $80 million milestone payment under its collaboration agreement with Janssen Biotech Inc. as a result of the European Commission (“EC”) granting marketing approval for IMBRUVICA® (ibrutinib) throughout the 28 member states of the European Union (“EU”).  IMBRUVICA, a first-in-class, oral, once-daily, non-chemotherapy treatment, now is approved to be marketed in Europe for the treatment of adult patients with relapsed or refractory mantle cell lymphoma (MCL), or adult patients with chronic lymphocytic leukemia (“CLL”) who have received at least one prior therapy, or in first line CLL patients in the presence of 17p deletion or TP53 mutation in patients unsuitable for chemotherapy.  A copy of the press release announcing the EC approval is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained on the websites referenced in the press release is not incorporated herein.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	IMBRUVICA® (ibrutinib) Now Approved in Europe for Treatment of Two Blood Cancers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

October 20, 2014

PHARMACYCLICS, INC.

By:	/s/ Manmeet Soni
Name: Manmeet Soni
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	IMBRUVICA® (ibrutinib) Now Approved in Europe for Treatment of Two Blood Cancers